Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-261130) pertaining to the 2021 Share Incentive Plan of REE Automotive Ltd. of our report dated March 28, 2022, with respect to the consolidated financial statements of REE Automotive Ltd., included in this Annual Report (Form 20-F) for the year ended December 31, 2021.

/s/ KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global
Tel Aviv, Israel
March 28, 2022